UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2013 (May 18, 2013)

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 18, 2013, the Board of Directors of Transocean Ltd. amended the Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009, the “Plan”). The amendment provides that for restricted share and deferred unit awards made to directors of Transocean Ltd. who are not employees or officers of Transocean, such awards may vest at such time as the Board may designate in its sole discretion, but not earlier than the first to occur of (a) the first anniversary of the initial date of such award or (b) the date of the Annual General Meeting next following the initial date of such award.
The foregoing description of the amendment to the Plan is a summary and does not purport to be complete and is qualified in its entirety by reference to the provisions of such document, in the form filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 22, 2013	By: /s/ Jill S. Greene
Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit No.	Description
10.1	First Amendment to Long-Term Incentive Plan of Transocean Ltd. (as amended and restated as of February 12, 2009)